Investor Contact:  John Borden                  Press Contacts:  Kathleen Baum
                   212-270-7318                                   212-270-5089
                                                                 John Stefans
For Immediate Release                                             212-270-7438
             Tuesday, July 16, 1996


       Chase's Net Income Up 17 Percent to $856 Million in Second Quarter

    New York, July 16, 1996 -- The Chase Manhattan Corporation today reported second quarter 1996 net income of $856 million, a 17 percent increase from second quarter 1995 net income of $729 million. Primary earnings per share were $1.80 compared with $1.54 in the prior year second quarter, and fully diluted earnings per share were $1.79 compared with $1.52.

    "It was an excellent quarter for us with earnings increases across the board, solid revenue growth in global banking and nationwide consumer finance, and $120 million in merger savings," said Walter V. Shipley, chairman and chief executive officer. "The merger of our flagship banks, completed on July 14, should add to this strong momentum."

    The corporation's return on average common stockholders' equity was 18.7 percent compared with 16.3 percent in the prior year second quarter. The efficiency ratio stood at 58 percent compared with 63 percent in the second quarter of 1995.

    In the first six months of 1996, the corporation's earnings, excluding restructuring charges and merger-related expenses, rose 30 percent to $1,807 million from $1,388 million in the first half of 1995. Primary earnings per share were $3.81 and fully diluted earnings per share were $3.77; primary earnings per share were $2.93 and fully diluted earnings per share were $2.87 in the same 1995 period.

                                     (More)
- -------------------------------------------------------------------------------

Note: On March 31, 1996, The Chase Manhattan Corporation merged with and into Chemical Banking Corporation. Upon consummation of the merger, Chemical changed its name to The Chase Manhattan Corporation. The merger was accounted for as a pooling-of-interests and, accordingly, the information included in this release reports the combined results of Chase and Chemical as though the merger had been in effect for all periods presented.

    Reported net income, including restructuring charges and merger-related expenses of $1,040 million, after-tax, was $767 million compared with $1,368 million in the first six months of 1995. Primary earnings per share and fully diluted earnings per share, on a reported basis, were $1.48 and $1.46, and $2.89 and $2.83, respectively.

Revenues

    Total revenue was $3,954 million, up 5 percent from $3,754 million in the second quarter of 1995. For the first six months of 1996, total revenue rose 9 percent to $7,989 million.

    Net interest income was $2,023 million compared with $2,028 million in the prior year second quarter. Average interest-earning assets were $257 billion, compared with $241 billion in the prior year quarter. The net yield on average interest-earning assets was 3.18 percent, compared with 3.39 percent in the second quarter of 1995.

    These results were affected by an increase in average securitizations of approximately $6 billion in national consumer credit receivables, compared with the 1995 period. On a managed basis, which includes securitizations, net interest was $2,231 million, average interest-earning assets were $267 billion, and the net yield on average interest-earning assets was 3.38 percent. On a managed basis for the second quarter of 1995, net interest was $2,105 million, average interest-earning assets were $245 billion and the net yield on average interest-earning assets was 3.47 percent.

    Total revenues from trading activities were $521 million, up 27 percent in the second quarter of 1996. This included $142 million of net interest income. Trading activities continued the high level of revenue generation seen in the first quarter with particularly strong performance in emerging markets. Total revenues from trading activities in the second quarter of 1995 were $409 million, including $108 million of net interest income.

    Fees related to credit cards were $233 million, 19 percent higher than in the second quarter of 1995, reflecting both increased receivables and the effect of securitizations. Corporate finance and syndication fees rose 31 percent to $258 million, the result of strong loan syndication, underwriting and advisory activity. Trust and investment management fees rose 24 percent to $302 million, reflecting increased global services and securities processing activities, growth in the Vista mutual funds and higher trust fees attributable to growth in assets under management.

    Revenues from equity-related investments totaled $219 million in the second quarter of 1996, compared with $208 million in the second quarter of 1995.

Expenses

    Total noninterest expenses, before merger-related expenses and foreclosed property costs, were $2,310 million in the 1996 second quarter, down from $2,372 million in 1995. Merger savings in the quarter were $120 million, primarily reflecting lower salaries and benefits related to personnel reductions. Incentive costs related to stronger revenue growth, however, were higher in the quarter. The total number of employees was 68,828 at June 30, 1996 and 72,696 at December 31, 1995.

    Merger-related expenses in the second quarter of 1996 were $22 million.
In the second quarter of 1995, there was a restructuring charge of $15 million.

Credit Costs

    The provision for losses in the second quarter of 1996 was $250 million, compared with $195 million in the second quarter of 1995.

    Net charge-offs in the quarter were $250 million, and $222 million in the same 1995 quarter.

    Total commercial net charge-offs were $76 million, and $14 million in the second quarter of 1995. Total consumer net charge-offs in the second quarter were $192 million, of which credit card charge-offs, on retained receivables, accounted for $145 million. Total consumer net charge-offs in the prior year quarter were $220 million, of which credit card net charge-offs, on retained receivables, were $173 million.

    Credit card net charge-offs were $279 million, or 4.78 percent of average managed receivables, compared with $207 million, or 4.09 percent of average managed receivables, as of June 30, 1995, reflecting growth in managed receivables of 15 percent, year-over-year, and higher bankruptcies.

    Managed credit card receivables past due 90 days and over and accruing were $461 million at June 30, 1996, or 1.97 percent of average credit card receivables, compared with $390 million, or 1.93 percent at June 30, 1995.

Other Financial Data

    The corporation's effective tax rate was 38 percent in the second quarter of 1996, and 39 percent in the second quarter of 1995.

    At June 30, 1996, the allowance for credit losses was $3,692 million, compared with $3,846 million on the same date a year ago.

    Nonperforming assets, at June 30, 1996, were $1,639 million, compared with $1,686 million on March 31, 1996, and $2,011 million on June 30, 1995. Nonperforming loans were $1,498 million, compared with $1,537 million on March 31, 1996, and $1,864 million on June 30, 1995. Assets acquired as loan satisfactions were $141 million on June 30, 1996, $149 million on March 31, 1996, and $147 million on June 30, 1995.

    Total assets at June 30, 1996, were $322 billion, compared with $297 billion on the same date a year ago. Total loans at June 30, 1996, were $151 billion, compared with $150 billion at June 30, 1995. At end of the second quarter of 1996, total deposits stood at $168 billion; that figure was $163 billion on June 30, 1995.

    The return on average assets for the second quarter of 1996 was 1.08 percent, compared with .95 percent for the second 1995 quarter.

    At June 30, 1996, the estimated Tier I risk-based capital ratio was 8.0 percent, compared with 7.9 percent at June 30, 1995. The estimated Total risk-based capital ratio at June 30, 1996, was 11.9 percent, compared with 12.0 percent at June 30, 1995.

                                   # # #



- ----------------------------------------------------------------------------


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           FINANCIAL HIGHLIGHTS
                       (in millions, except per share data)



                                                                                 Three Months Ended               Six Months Ended
                                                                                       June 30,                        June 30,
                                                                                 --------------------------------------------------
                                                                                  1996            1995         1996       1995
                                                                                 ------          ------       ------     ------
EARNINGS:
Income Before Restructuring Charge                                              $   870         $  738       $ 1,807     $ 1,388
Restructuring Charge (After-Tax)                                                    (14)(a)         (9)(b)    (1,040)(a)      (9)(b)
                                                                                -------         -------       -------    -------
Income After Restructuring Charge and
   Before Effect of Accounting Change                                           $   856         $  729       $   767     $ 1,379
Effect of Change in Accounting Principle                                             --             --            --         (11)(c)
                                                                                -------         ------       --------     ------
Net Income                                                                      $   856         $  729       $   767     $ 1,368
                                                                                =======         =======      ========    ========
Net Income Applicable to Common Stock                                           $   801         $  673       $   658     $ 1,251
                                                                                =======         =======      ========    ========

INCOME PER COMMON SHARE:
Primary:
 Income Before Restructuring Charge                                             $  1.83         $ 1.56       $  3.81     $ 2.93
 Restructuring Charge (After-Tax)                                                 (0.03)(a)      (0.02)(b)     (2.33)(a)  (0.02)(b)
                                                                                -------         -------      -------     ------
 Income After Restructuring Charge and
   Before Effect of Accounting Change                                           $  1.80         $ 1.54       $  1.48     $ 2.91
 Effect of Change in Accounting Principle                                            --             --            --      (0.02)(c)
                                                                                -------         -------      -------     ------
    Net Income                                                                  $  1.80         $ 1.54       $  1.48     $ 2.89
                                                                                =======         =======      =======     ======
Assuming Full Dilution:
 Income Before Restructuring Charge                                             $  1.82         $ 1.54       $  3.77     $ 2.87
 Restructuring Charge (After-Tax)                                                 (0.03)(a)      (0.02)(b)     (2.31)(a)  (0.02)(b)
                                                                                -------         ------       -------     ------
 Income After Restructuring Charge and
  Before Effect of Accounting Change                                            $  1.79         $ 1.52       $  1.46     $ 2.85
 Effect of Change in Accounting Principle                                            --             --            --      (0.02)(c)
                                                                                --------        -------      -------     ------
    Net Income                                                                  $  1.79         $ 1.52       $  1.46     $ 2.83
                                                                                ========        =======      =======     ======

PER COMMON SHARE:
Book Value at June 30,                                                          $ 40.47         $ 39.66      $ 40.47    $ 39.66
Market Value at June 30,                                                        $ 70.63         $ 47.25      $ 70.63    $ 47.25
Common Stock Dividends Declared  (d)                                            $  0.56         $  0.50      $  1.12    $  0.94

COMMON SHARES OUTSTANDING:
Average Common and Common Equivalent Shares                                       444.8           436.2        445.4      433.5
Average Common Shares Assuming Full Dilution                                      448.4           444.4        450.2      444.7
Common Shares at Period End                                                       437.1           430.9        437.1      430.9

(a) Reflects the after-tax impact of a $1,650 million merger-related restructuring charge, which was recorded on March 31, 1996. In addition, $28 million of merger-related expenses were incurred ($6 million in the first quarter and $22 million in the second quarter) and recognized under a recently issued accounting pronouncement.
(b)  Restructuring  charge related to exiting from a futures brokerage business.
(c) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
(d) The Corporation increased its quarterly common stock dividend from $0.50 per share to $0.56 per share in the first quarter of 1996.


- --------------------------------------------------------------------------

                       THE CHASE MANHATTAN CORPORATION
                       FINANCIAL HIGHLIGHTS (CONTINUED)

                                                                                Three Months Ended                 Six Months Ended
                                                                                    June 30,                            June 30,
                                                                                ---------------------------------------------------
                                                                                  1996        1995                1996        1995
                                                                                 ------      ------              ------      ------
PERFORMANCE RATIOS: (Average Balances) (e)
Income Before Restructuring Charge:
    Return on Assets                                                              1.10%       0.96%               1.15%       0.92%
    Return on Common Stockholders' Equity                                        19.00%      16.53%              19.27%      15.74%
    Return on Total Stockholders' Equity                                         17.58%      15.32%              17.84%      14.66%
Net Income:
    Return on Assets                                                              1.08%       0.95%               0.49%       0.91%
    Return on Common Stockholders' Equity                                        18.67%      16.31%               7.47%      15.50%
    Return on Total Stockholders' Equity                                         17.30%      15.13%               7.57%      14.45%
Efficiency Ratio  (f)                                                               58%         63%                 59%         65%

CAPITAL RATIOS AT JUNE 30:
Common Stockholders' Equity to Assets                                                                              5.5%        5.8%
Total Stockholders' Equity to Assets                                                                               6.3%        6.6%
Tier 1 Leverage                                                                                                    6.6%        6.4%
Risk-Based Capital:
    Tier 1 (4.0% required)                                                                                         8.0% *      7.9%
    Total (8.0% required)                                                                                         11.9% *     12.0%

(e)  Performance ratios are based on annualized net income amounts.
(f) Excludes restructuring charges, foreclosed property expense and nonrecurring items.
  *  Estimated



                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)

                                                                                                  Three Months Ended
                                                                                 --------------------------------------------------
                                                                                    June 30,         March 31,        June 30,
                                                                                        1996              1996            1995
                                                                                    --------         ---------        --------
     INTEREST INCOME
     Loans                                                                          $  3,028        $    3,241        $  3,241
     Securities                                                                          685               720             616
     Trading Assets                                                                      406               429             343
     Federal Funds Sold and Securities Purchased Under Resale Agreements                 514               501             482
     Deposits with Banks                                                                 156               172             218
                                                                                    --------        ----------        --------
     Total Interest Income                                                             4,789             5,063           4,900
                                                                                    --------        ----------        --------
     INTEREST EXPENSE
     Deposits                                                                          1,458             1,644           1,596
     Short-Term and Other Borrowings                                                   1,087             1,026           1,038
     Long-Term Debt                                                                      221               227             238
                                                                                    --------        ----------        --------
       Total Interest Expense                                                          2,766             2,897           2,872
                                                                                    --------        ----------        --------
     NET INTEREST INCOME                                                               2,023             2,166           2,028
     Provision for Losses                                                                250               245             195
                                                                                    --------        ----------        --------
     NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                    1,773             1,921           1,833
                                                                                    --------        ----------        --------
     NONINTEREST REVENUE
     Corporate Finance and Syndication Fees                                              258               224             197
     Trust and Investment Management Fees                                                302               285             243
     Credit Card Revenue                                                                 233               233             196
     Service Charges on Deposit Accounts                                                 100                99             107
     Fees for Other Financial Services                                                   381               378             353
     Trading Revenue                                                                     379               339             301
     Securities Gains                                                                     24                52              72
     Other Revenue                                                                       254               259             257
                                                                                    --------        ----------        --------
       Total Noninterest Revenue                                                       1,931             1,869           1,726
                                                                                    --------        ----------        --------
     NONINTEREST EXPENSE
     Salaries                                                                          1,046             1,076           1,007
     Employee Benefits                                                                   225               305             246
     Occupancy Expense                                                                   207               221             218
     Equipment Expense                                                                   181               184             193
     Foreclosed Property Expense                                                          (8)               (9)            (28)
     Other Expense                                                                       651               660             708
                                                                                    --------        ----------        --------
       Total Noninterest Expense Before Restructuring Charge                           2,302             2,437           2,344
     Restructuring Charge and Expenses                                                    22             1,656              15
                                                                                    --------        ----------        --------
       Total Noninterest Expense                                                       2,324             4,093           2,359
                                                                                    --------        ----------        --------
     INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)                                 1,380              (303)          1,200
     Income Tax Expense (Benefit)                                                        524              (214)            471
                                                                                    --------        ----------        --------
     NET INCOME (LOSS)                                                              $    856        $      (89)       $    729
                                                                                    ========        ==========        ========
     NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                                   $    801        $     (143)       $    673
                                                                                    ========        ==========        ========
     NET INCOME (LOSS) PER COMMON SHARE:
         Primary                                                                    $   1.80        $    (0.32)       $   1.54
                                                                                    ========        ==========        ========
         Assuming Full Dilution                                                     $   1.79        $    (0.32)       $   1.52
                                                                                    ========        ==========        ========


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                      CONSOLIDATED STATEMENT OF INCOME
                    (in millions, except per share data)

                                                                                                  Six Months Ended
                                                                                                       June 30,
                                                                                              -------------------------
                                                                                                1996               1995
                                                                                               ------             ------
    INTEREST INCOME
    Loans                                                                                    $  6,269            $  6,310
    Securities                                                                                  1,405               1,234
    Trading Assets                                                                                835                 702
    Federal Funds Sold and Securities Purchased Under Resale Agreements                         1,015                 950
    Deposits with Banks                                                                           328                 443
                                                                                             --------            --------
       Total Interest Income                                                                    9,852               9,639
                                                                                             --------            --------
    INTEREST EXPENSE
    Deposits                                                                                    3,102               3,096
    Short-Term and Other Borrowings                                                             2,113               2,016
    Long-Term Debt                                                                                448                 472
                                                                                             --------            --------
        Total Interest Expense                                                                  5,663               5,584
                                                                                             --------            --------
    NET INTEREST INCOME                                                                         4,189               4,055
    Provision for Losses                                                                          495                 380
                                                                                             --------            --------
    NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                              3,694               3,675
                                                                                             --------            --------

    NONINTEREST REVENUE
    Corporate Finance and Syndication Fees                                                        482                 366
    Trust and Investment Management Fees                                                          587                 483
    Credit Card Revenue                                                                           466                 378
    Service Charges on Deposit Accounts                                                           199                 211
    Fees for Other Financial Services                                                             759                 720
    Trading Revenue                                                                               718                 400
    Securities Gains                                                                               76                  54
    Other Revenue                                                                                 513                 671
                                                                                             --------            --------
        Total Noninterest Revenue                                                               3,800               3,283
                                                                                             --------            --------

    NONINTEREST EXPENSE
    Salaries                                                                                    2,122               2,004
    Employee Benefits                                                                             530                 480
    Occupancy Expense                                                                             428                 446
    Equipment Expense                                                                             365                 391
    Foreclosed Property Expense                                                                   (17)                (53)
    Other Expense                                                                               1,311               1,411
                                                                                             --------             -------
        Total Noninterest Expense Before Restructuring Charge                                   4,739               4,679
    Restructuring Charge and Expenses                                                           1,678                  15
                                                                                             --------            --------
       Total Noninterest Expense                                                                6,417               4,694
                                                                                             --------            --------

    INCOME BEFORE INCOME TAX EXPENSE
      AND EFFECT OF ACCOUNTING CHANGE                                                           1,077               2,264
    Income Tax Expense                                                                            310                 885
                                                                                             --------            --------
    INCOME BEFORE EFFECT OF ACCOUNTING CHANGE                                                     767               1,379
    Effect of Change in Accounting Principle                                                       --                 (11)
                                                                                             --------            --------
    NET INCOME                                                                               $    767            $  1,368
                                                                                             ========            ========
    NET INCOME APPLICABLE TO COMMON STOCK                                                    $    658            $  1,251
                                                                                             ========            ========
    INCOME PER COMMON SHARE:
    Primary:
        Income Before Effect of Accounting Change                                            $   1.48            $   2.91
        Effect of Change in Accounting Principle                                                   --               (0.02)
                                                                                             --------            --------
        Net Income                                                                           $   1.48            $   2.89
                                                                                             ========            ========
    Assuming Full Dilution:
        Income Before Effect of Accounting Change                                            $   1.46            $   2.85
        Effect of Change in Accounting Principle                                                   --               (0.02)
                                                                                             --------            --------
        Net Income                                                                           $   1.46            $   2.83
                                                                                             ========            ========


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           NONINTEREST REVENUE DETAIL
                                 (in millions)


                                                                                      Three Months Ended           Six Months Ended
                                                                                ----------------------------       -----------------
                                                                                June 30,  March 31,   June 30,    June 30,  June 30,
                                                                                   1996       1996       1995        1996      1995
                                                                                --------   ---------  --------    --------  --------

         Fees for Other Financial Services:
         Commissions on Letters of Credit and Acceptances                       $  82      $    89     $    83     $  171     $ 174
         Fees in Lieu of Compensating Balances                                     74           74          71        148       140
         Mortgage Servicing Fees                                                   54           50          53        104       107
         Loan Commitment Fees                                                      30           30          32         60        65
         Other Fees                                                               141          135         114        276       234
                                                                                -----      -------      ------     ------     -----
             Total                                                              $ 381      $   378     $   353     $  759     $ 720
                                                                                =====      =======     =======     ======     =====
         Trading Revenue:
         Interest Rate Contracts                                                $ 158      $   111     $    90     $  269     $ 144
         Foreign Exchange Revenue                                                  95          123         126        218       293
         Debt Instruments and Other                                               126          105          85        231       (37)
                                                                                -----      -------     -------     ------     -----
             Total                                                              $ 379      $   339     $   301     $  718     $ 400
                                                                                =====      =======     =======     ======     =====
         Other Revenue:
         Revenue from Equity-Related Investments                                $ 219      $   223      $  208     $  442     $ 389
         Net Losses on Emerging Markets Securities Sales                          (30)         (35)        (50)       (65)      (26)
         Gain on Sale of Investment in Far East Bank and Trust Co.                 --           --          --         --        85
         Residential Mortgage Origination/Sales Activities                         (2)          28          54         26        95
         Loss on Sale of a Building in Japan                                       --          (60)         --         60)       --
         All Other Revenue                                                         67          103          45        170       128
                                                                                -----      -------      ------     ------     -----
             Total                                                              $ 254      $   259      $  257     $  513     $ 671
                                                                                =====      =======      ======     ======     =====

         ----------------------------------------------------------------------------------------------------------------------

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           NONINTEREST EXPENSE DETAIL
                                 (in millions)


                                                                                    Three Months Ended            Six Months Ended
                                                                                --------------------------        ----------------
                                                                                June 30,  March 31,   June 30,    June 30,  June 30,
                                                                                    1996       1996       1995        1996     1995
                                                                                --------  ---------   --------    --------  -------

         Other Expense:
         Professional Services                                                  $   141   $    129    $   142     $   270   $   277
         Marketing Expense                                                           73         90        104         163       185
         FDIC Assessments                                                             1(a)       1(a)      55           2(a)    112
         Telecommunications                                                          82         85         84         167       165
         Amortization of Intangibles                                                 42         43         47          85        94
         All Other                                                                  312        312        276         624       578
                                                                                -------     ------     ------      ------    ------
             Total                                                              $   651   $    660    $   708     $ 1,311    $1,411
                                                                                =======   ========    =======     =======    ======

         (a) Reflects the impact of a reduction in the FDIC assessment rate.

                 THE CHASE MANHATTAN CORPORATION and Subsidiaries
                         CONSOLIDATED BALANCE SHEET
                                (in millions)


                                                                                     June 30,                  June 30,
                                                                                       1996                      1995
                                                                                   -----------                ----------
         ASSETS
         Cash and Due from Banks                                                    $    13,291               $ 12,065
         Deposits with Banks                                                              5,805                  9,526
         Federal Funds Sold and Securities
             Purchased Under Resale Agreements                                           33,039                 21,605
         Trading Assets:
             Debt and Equity Instruments                                                 25,297                 19,316
             Risk Management Instruments                                                 26,414                 27,854
         Securities:
             Available-for-Sale                                                          37,855                 24,655
             Held-to-Maturity                                                             4,125                 10,291
         Loans (Net of Unearned Income)                                                 151,274                149,503
         Allowance for Credit Losses                                                     (3,692)                (3,846)
         Premises and Equipment                                                           3,667                  3,974
         Due from Customers on Acceptances                                                2,438                  2,116
         Accrued Interest Receivable                                                      2,534                  2,392
         Other Assets                                                                    19,714                 17,732
                                                                                   ------------             ----------
             TOTAL ASSETS                                                          $    321,761              $ 297,183
                                                                                   ============              =========

         LIABILITIES
         Deposits:
           Domestic:
             Noninterest-Bearing                                                     $   34,274             $   32,680
             Interest-Bearing                                                            68,368                 66,757
           Foreign:
             Noninterest-Bearing                                                          3,599                  3,024
             Interest-Bearing                                                            62,102                 60,710
                                                                                   ------------           -----------
         Total Deposits                                                                 168,343                163,171
         Federal Funds Purchased and Securities
             Sold Under Repurchase Agreements                                            54,584                 36,076
         Other Borrowed Funds                                                            13,881                 12,910
         Acceptances Outstanding                                                          2,445                  2,129
         Trading Liabilities                                                             36,186                 39,070
         Accounts Payable, Accrued Expenses and Other Liabilities                        13,212                 11,318
         Long-Term Debt                                                                  12,770                 12,770
                                                                                   ------------            -----------
             TOTAL LIABILITIES                                                          301,421                277,444
                                                                                   ------------            -----------

         STOCKHOLDERS' EQUITY
         Preferred Stock
                                                                                          2,650                  2,650
         Common Stock                                                                       438                    449
         Capital Surplus                                                                 10,432                 10,638
         Retained Earnings                                                                7,534                  6,925
         Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                (640)                  (223)
         Treasury Stock, at Cost
                                                                                            (74)                  (700)
                                                                                   ------------           ------------
             TOTAL STOCKHOLDERS' EQUITY                                                  20,340                 19,739
                                                                                   ------------           ------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $    321,761             $  297,183
                                                                                   ============             ==========

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                      CONSOLIDATED STATEMENT OF CHANGES
                           IN STOCKHOLDERS' EQUITY
                               (in millions)


                                                                                         Six Months Ended
                                                                                             June 30,
                                                                                  --------------------------------
                                                                                       1996                1995
                                                                                  ------------        ------------

    Preferred Stock:
    Balance at Beginning of Year                                                    $   2,650           $   2,850
    Conversion of Stock                                                                   --                 (200)
                                                                                    ---------           ---------
    Balance at End of Period                                                        $   2,650           $   2,650
                                                                                    ---------           ---------

    Common Stock:
    Balance at Beginning of Year                                                   $      458           $     447
    Retirement of Treasury Stock                                                          (20)(a)              --
    Issuance of Common Stock                                                               --                   2
                                                                                   ----------           ---------
    Balance at End of Period                                                       $      438           $     439
                                                                                   ---------            ---------
    Capital Surplus:
    Balance at Beginning of Year                                                   $   11,075           $  10,671
    Retirement of Treasury Stock                                                         (433)(a)              --
    Issuance of Common Stock                                                             (226)                (23)
    Restricted Stock Granted, Net of Amortization                                          16                 (10)
                                                                                    ---------                ----
    Balance at End of Period                                                       $   10,432           $  10,638
                                                                                    ---------           ---------
    Retained Earnings:
    Balance at Beginning of Year                                                   $    7,997           $   6,045
    Net Income                                                                            767               1,368
    Retirement of Treasury Stock                                                         (557)                 --
    Cash Dividends Declared:
      Preferred Stock                                                                    (109)               (117)
      Common Stock                                                                       (572)               (381)
    Accumulated Translation Adjustment                                                      8                  10
                                                                                   ----------           ---------
    Balance at End of Period                                                       $    7,534           $   6,925
                                                                                   ----------           ---------

    Net Unrealized Loss on Securities Available-for-Sale:
    Balance at Beginning of Year                                                   $     (237)          $    (473)
    Net Change in Fair Value of Securities Available-for-Sale,
      Net of Taxes                                                                       (403)                250
                                                                                   ----------            --------
    Balance at End of Period                                                       $     (640)          $    (223)
                                                                                   ----------           -----------
    Common Stock in Treasury, at Cost:
    Balance at Beginning of Year                                                   $   (1,107)          $    (667)
    Retirement of Treasury Stock                                                        1,010                  --
    Purchase of Treasury Stock                                                           (885)               (376)
    Reissuance of Treasury Stock                                                          908                 343
                                                                                   ----------           ---------
    Balance at End of Period                                                       $      (74)          $    (700)
                                                                                   ----------           ---------
    Total Stockholders' Equity                                                     $   20,340           $  19,739
                                                                                   ==========           =========

    (a)  Under the terms of the merger  agreement,  on March 31, 1996, all of
         the  former  Chase  Manhattan   Corporation's   treasury  stock  was
         cancelled and retired.


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           CREDIT RELATED INFORMATION
                                  (in millions)


                                                                                   Loans Outstanding         Nonperforming Assets
                                                                                ----------------------   -------------------------
                                                                                        June 30,                 June 30,
                                                                                   1996          1995      1996              1995
                                                                                ----------     -------   ---------       ---------
Domestic Commercial:
        Commercial Real Estate                                                  $   6,556    $   7,559   $    439        $     577
        Other Commercial                                                           38,170       37,258        514              541
                                                                                ---------     --------   --------        ---------
            Total Commercial Loans                                                 44,726       44,817        953            1,118
                                                                                ---------     --------   --------        ---------
Domestic Consumer:
        Residential Mortgage                                                       35,388       32,208        241              224
        Credit Card                                                                11,447       15,898         --               --
        Other Consumer                                                             21,936       19,256         39               34
                                                                                ---------     --------   --------        ---------
            Total Consumer Loans                                                   68,771       67,362        280              258
                                                                                ---------     --------   --------        ---------
Total Domestic Loans                                                              113,497      112,179      1,233            1,376
Foreign                                                                            37,777       37,324        265              488
                                                                                ---------     --------   --------        ---------
Total Loans                                                                     $ 151,274     $149,503      1,498            1,864
                                                                                =========     ========
Assets Acquired as Loan Satisfactions                                                                         141              147
                                                                                                         --------        ---------
Total Nonperforming Assets                                                                               $  1,639        $   2,011
                                                                                                         ========        =========

ASSETS HELD FOR ACCELERATED DISPOSITION                                                                  $    170        $     240
                                                                                                         ========        =========


                                                                                    Three Months Ended          Six Months Ended
                                                                                          June 30,                  June 30,
                                                                                -----------------------     -----------------------
                                                                                   1996         1995          1996            1995
                                                                                ----------   ----------     ---------    ----------
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                                                  $      30    $       15     $      26     $      14
        Other Commercial
                                                                                       46            (1)           94            17
                                                                                ---------    ----------      --------     ---------
            Total Commercial                                                           76            14           120            17
                                                                                ---------    ----------      --------     ---------
    Domestic Consumer:
        Residential                                                                     7            19            15            31
        Credit Card                                                                   145           173           310           331
        Other Consumer                                                                 40            28            77            59
                                                                                ---------    ----------      --------     ---------
            Total Consumer                                                            192           220           402           421
                                                                                ---------    ----------      --------     ---------
    Total Domestic Net Charge-offs                                                    268           234           522           452
    Foreign                                                                           (18)          (12)          (27)          (23)
                                                                                ---------    ----------      --------     ---------
    Subtotal Net Charge-offs                                                          250           222           495           429
    Charge Related to Conforming Credit Card Charge-off Policies                       --            --           102            --
                                                                                ---------    ----------      --------     ---------
    Total Net Charge-offs                                                             250    $      222      $    597     $     429
                                                                                =========    ==========      ========     =========


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                         CREDIT CARD RELATED INFORMATION
                          (in millions, except ratios)



                                                                                  As of or For The               As of or For The
                                                                                 Three Months Ended              Six Months Ended
                                                                                      June 30,                       June 30,
                                                                                 -------------------             -----------------
                                                                                  1996         1995               1996       1995
                                                                                 ------       ------             ------     ------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                                         $ 23,348    $  20,255          $ 23,296    $ 19,768
Past Due 90 Days & Over and Accruing                                            $    461    $     390          $    461    $    390
  As a Percentage of Average Credit Card Receivables                               1.97%        1.93%             1.98%       1.97%
Net Charge-offs                                                                 $    279(a) $     207          $    549(a) $    396
As a Percentage of Average Credit Card Receivables                                 4.78%        4.09%             4.71%       4.01%

(a) Excludes a charge related to conforming credit card charge-off  policies.




Favorable (unfavorable) impact of credit card                                     Three Months Ended              Six Months Ended
  securitizations on reported Consolidated                                            June 30,                        June 30,
                                                                                  -------------------             -----------------
   Statement of Income line items:                                                1996         1995               1996      1995
                                                                                 ------       ------             ------    ------
Net Interest Income                                                              $ (208)      $  (77)            $ (395)   $ (134)
Provision for Losses                                                                156           34                261        65
Credit Card Revenue                                                                  47           41                122        67
Other Revenue                                                                         8           10                 11        17
                                                                                 ------       ------             ------    ------
Pre-tax Income Impact of Securitizations                                         $    3       $    8             $   (1)   $   15
                                                                                 ======       ======             ======    ======


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
        Condensed Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                                Three Months Ended                        Three Months Ended
                                                                    June 30, 1996                            June 30, 1995
                                                        -----------------------------------        --------------------------------
                                                        Average                    Rate            Average                  Rate
                                                        Balance    Interest     (Annualized)       Balance    Interest  (Annualized)
   ASSETS
   Liquid Interest-Earning Assets                      $ 63,954   $ 1,076          6.77%         $  59,400    $ 1,043       7.04%
   Securities                                            42,540       691          6.53%            34,667        622       7.18%
   Loans                                                150,612     3,034          8.09%           146,757      3,247       8.86%
                                                       --------   -------         ------         ---------    -------      ------
   Total Interest-Earning Assets                        257,106     4,801          7.51%           240,824      4,912       8.17%
   Total Noninterest-Earning Assets                      60,473                                     67,522
                                                       --------                                    -------
       Total Assets                                    $317,579                                  $ 308,346
                                                       ========                                  =========
   LIABILITIES
   Total Interest-Bearing Deposits                     $124,379     1,458          4.72%         $ 132,335      1,596       4.82%
   Total Short-Term and Other Borrowings                 73,373     1,087          5.96%            61,206      1,038       6.79%
   Long-Term Debt                                        12,916       221          6.86%            13,018        238       7.33%
                                                       --------     -----         -----          ---------      -----       -----
   Total Interest-Bearing Liabilities                   210,668     2,766          5.28%           206,559      2,872       5.57%
   Total Noninterest-Bearing Liabilities                 87,009                                     82,466
                                                       --------                                   --------
       Total Liabilities                                297,677                                    289,025
                                                       --------                                   --------
   STOCKHOLDERS' EQUITY
   Preferred Stock                                        2,650                                      2,773
   Common Stockholders' Equity                           17,252                                     16,548
                                                       --------                                   --------
       Total Stockholders' Equity                        19,902                                     19,321
                                                       --------                                   --------
       Total Liabilities and Stockholders' Equity     $ 317,579                                  $ 308,346
                                                      =========                                  =========
   INTEREST RATE SPREAD                                                            2.23%                                    2.60%
                                                                                   =====                                    =====
   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS                                    $ 2,035       3.18%                      $ 2,040       3.39%
                                                                     ========      =====                      =======       =====



                                                               Six Months Ended                            Six Months Ended
                                                                 June 30, 1996                               June 30, 1995
                                                        -----------------------------------        --------------------------------
                                                        Average                    Rate            Average                  Rate
                                                        Balance    Interest     (Annualized)       Balance    Interest  (Annualized)
   ASSETS
   Liquid Interest-Earning Assets                      $ 63,138   $ 2,178          6.94%         $  60,731    $ 2,095       6.96%
   Securities                                            42,623     1,416          6.68%            34,644      1,248       7.26%
   Loans                                                150,123     6,275          8.41%           143,978      6,322       8.85%
                                                       --------   -------                        ---------     ------
   Total Interest-Earning Assets                        255,884     9,869          7.76%           239,353      9,665       8.14%
   Total Noninterest-Earning Assets                      59,368                                     64,494
                                                        -------                                    -------
       Total Assets                                    $315,252                                  $ 303,847
                                                       ========                                  =========

   LIABILITIES
   Total Interest-Bearing Deposits                     $ 129,626    3,102          4.81%         $ 132,566      3,096       4.70%
   Total Short-Term and Other Borrowings                  70,057    2,113          6.07%            60,471      2,016       6.72%
   Long-Term Debt                                         12,946      448          6.95%            13,036        472       7.30%
                                                       ---------   ------                        ---------    -------
   Total Interest-Bearing Liabilities                    212,629    5,663          5.36%           206,073      5,584       5.46%
                                                                    -----                                       -----
   Total Noninterest-Bearing Liabilities                  82,253                                    78,682
                                                        --------                                  --------
       Total Liabilities                                 294,882                                   284,755
                                                        --------                                  --------
   STOCKHOLDERS' EQUITY
   Preferred Stock                                         2,650                                     2,812
   Common Stockholders' Equity                            17,720                                    16,280
                                                         -------                                   -------
       Total Stockholders' Equity                         20,370                                    19,092
                                                         -------                                   -------
       Total Liabilities and Stockholders' Equity       $315,252                                  $303,847
                                                        ========                                  ========

   INTEREST RATE SPREAD                                                            2.40%                                     2.68%
                                                                                   =====                                     =====
   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS                                   $ 4,206        3.31%                         $ 4,081     3.44%
                                                                    =======        =====                         =======     =====